Exhibit 5.1

July 27, 2005


Crimson Exploration Inc.
480 N. Sam Houston Parkway E.
Suite 300
Houston, Texas  77060

Re:  Crimson Exploration Inc. Post Effective
     Amendment No. 2 to Registration Statement on Form S-1

Gentlemen:

We have acted as special counsel to Crimson Exploration Inc., a Delaware corporation (the "Company"), in connection with Post-Effective Amendment No. 2 to Registration Statement (Reg. No. 333-116048) on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in connection with the assumption pursuant to Rule 414 of the Act by the Company of the Registration Statement, which was initially filed by the Company's predecessor, GulfWest Energy Inc. ("GulfWest"). The Registration Statement relates to the possible resale by the persons and entities named in the Registration Statement and related Prospectus of up to 18,861,799 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), (i) 9,803,940 shares (the "Issued Shares") of which were issued in the merger (the "Merger") of GulfWest into the Company, (ii) 500,000 shares of which are issuable upon conversion of the Company's Series D Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock"), issued in the Merger, (iii) 2,250,000 shares of which are issuable upon conversion of the Company's Cumulative Convertible Preferred Stock, Series E, par value $0.01 per share (the "Series E Preferred Stock"), issued in the Merger, (iii) 4,642,859 shares of which are issuable upon conversion of the Company's Series H Convertible Preferred Stock, par value $0.01 per share (the "Series H Preferred Stock" and, together with the Series D Preferred Stock and the Series E Preferred Stock, the "Preferred Stock"), issued in the Merger, and (iv) 1,665,000 shares of which are issuable upon exercise of common stock purchase warrants (each a "Warrant" and, collectively, the "Warrants") issued by GulfWest and assumed by the Company in the Merger.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter, including the form of Warrant and the Certificates of Designation, Preferences and Rights of each series of Preferred Stock (each a "Certificate of Designation" and, collectively, the "Certificates of Designation"). We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.


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Crimson Exploration Inc.
July 27, 2005
Page 2


We have further assumed that:

     (i) all applicable state and foreign securities laws will be complied with as of any exercise or conversion date, as the case may be, with respect to the Preferred Stock and the Warrants; and

     (ii) the shares of each series of Preferred Stock will be converted in accordance with the terms of the applicable Certificate of Designation and the Warrants will be exercised in accordance with their terms and, in each case, any other applicable documents.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the Issued Shares are, and the Shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants will, if, as, and when such Shares are issued in the manner contemplated by the applicable Certificate of Designation and Warrant, respectively, be, duly authorized and validly issued and fully paid and non-assessable.

We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution, and the reported judicial decisions interpreting those laws, and we do not express any opinion herein concerning any other law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters". In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/  AKIN GUMP STRAUSS HAUER & FELD LLP
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